EXHIBIT 99.1

Stride Achieves Another Record Year

Demand Trends Support Continued Momentum into FY26

RESTON, Va., Aug. 05, 2025 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the fourth quarter and full fiscal year ended June 30, 2025.

Fiscal 2025 Highlights Compared to 2024

  Revenue of $2,405.3 million, compared with $2,040.1 million
  Income from operations of $360.1 million, compared with $249.6 million
  Net income of $287.9 million, compared with $204.2 million
  Diluted net income per share of $5.95, compared with $4.69
  Adjusted operating income of $466.2 million, compared with $293.9 million (1)
  Adjusted EBITDA of $571.0 million, compared with $390.7 million (1)
  Adjusted earnings per share of $8.10, compared with $5.49 (1)

During the quarter ended June 30, 2025, the Company incurred one-time charges totaling $59.5 million, related to an impairment expense for our Galvanize business; these charges are excluded from adjusted operating income, adjusted EBITDA, and adjusted earnings per share.

Fiscal 2025 Summary Financial Metrics

	Year Ended June 30,		Change 2025/2024
	2025	2024	$	%
	(In thousands, except percentages and per share data)
Revenues	$2,405,317	2,040,069	365,248	17.9%

Income from operations	360,094	249,600	110,494	44.3%
Adjusted operating income (1)	466,233	293,940	172,293	58.6%

Net income	287,941	204,183	83,758	41.0%
Net income per share, diluted	5.95	4.69	1.26	26.9%
Adjusted earnings per share (1)	8.10	5.49	2.61	47.5%

EBITDA (1)	474,763	359,283	115,480	32.1%
Adjusted EBITDA (1)	571,035	390,745	180,290	46.1%

(1) To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share. Management believes that these additional measures provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter Fiscal 2025 Highlights Compared to 2024

  Revenue of $653.6 million, compared with $534.2 million
  Income from operations of $56.9 million, compared with $73.7 million
  Net income of $51.3 million, compared with $62.8 million
  Diluted net income per share of $1.03, compared with $1.42
  Adjusted operating income of $130.6 million, compared with $87.9 million
  Adjusted EBITDA of $158.4 million, compared with $112.1 million
  Adjusted earnings per share of $2.29, compared with $1.68

Fourth Quarter Fiscal 2025 Summary Financial Metrics

	Three Months Ended June 30,		Change 2025/2024
	2025	2024	$	%
	(In thousands, except percentages and per share data)
Revenues	$653,647	534,183	119,464	22.4%

Income from operations	56,864	73,678	(16,814)	(22.8%)
Adjusted operating income	130,558	87,896	42,662	48.5%

Net income	51,320	62,782	(11,462)	(18.3%)
Net income per share, diluted	1.03	1.42	(0.39)	(27.5%)
Adjusted earnings per share	2.29	1.68	0.61	36.3%

EBITDA	87,063	101,897	(14,834)	(14.6%)
Adjusted EBITDA	158,413	112,087	46,326	41.3%

Revenue Data

	Three Months Ended				Year Ended
	June 30,		Change 2025 / 2024		June 30,		Change 2025 / 2024
	2025	2024	$	%	2025	2024	$	%
	(In thousands, except percentages)

General Education	$394,134	347,058	$47,076	13.6%	$1,448,676	1,289,193	$159,483	12.4%
Career Learning
Middle - High School	240,455	167,219	73,236	43.8%	876,287	651,191	225,096	34.6%
Adult	19,058	19,906	(848)	(4.3%)	80,354	99,685	(19,331)	(19.4%)
Total Career Learning	259,513	187,125	72,388	38.7%	956,641	750,876	205,765	27.4%
Total Revenues	$653,647	534,183	$119,464	22.4%	$2,405,317	2,040,069	$365,248	17.9%

Enrollment and Revenue Per Enrollment Data

Full year enrollments averaged 234.0K, up 20.4% compared to 194.3K enrollments in fiscal year 2024. Of the total average enrollments, 96.3K were Career Learning enrollments, up 32.5% compared to 72.7K Career Learning enrollments in fiscal year 2024.

Fourth quarter enrollments averaged 235.3K, up 21.7% compared to 193.4K enrollments in the fourth quarter of fiscal year 2024. Of the total average enrollments, 97.0K were Career Learning enrollments, up 33.2% compared to 72.8K Career Learning enrollments in the fourth quarter of fiscal year 2024.

Enrollments only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, and instructional and support services, inclusive of administrative support and may include enrollments for which Stride receives no public funding or revenue. Stride does not report enrollments for our Adult Learning business.

Revenue per enrollment for the fourth quarter was $2,630, up 2.4% compared to $2,569 in the fourth quarter of fiscal year 2024. General Education revenue per enrollment was $2,736, flat compared to the fourth quarter of fiscal year 2024, and Career Learning revenue per enrollment was $2,479, up 8.1%, compared to the fourth quarter of fiscal year 2024.

Revenue per enrollment for the full fiscal year 2025 was $9,677, up 0.6% compared to $9,623 in fiscal year 2024. General Education revenue per enrollment was $10,077, up 0.5%, and Career Learning revenue per enrollment was $9,104, up 1.8%, compared to fiscal year 2024. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

Cash Flow and Capital Allocation

As of June 30, 2025, the Company’s cash and cash equivalents and marketable securities totaled $1,011.4 million, compared with $714.2 million reported at June 30, 2024.

Capital expenditures for the fiscal year ended June 30, 2025 were $60.0 million, compared to $61.6 million in fiscal year 2024, and were comprised of $1.8 million of property and equipment, $36.4 million of capitalized software development and $21.8 million of capitalized curriculum development.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2025 financial results during a conference call scheduled for Tuesday, August 5, 2025 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at investors.stridelearning.com/events-and-presentations. To participate in the live call, investors and analysts should dial (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and provide the conference ID number 8901384. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at investors.stridelearning.com/events-and-presentations as soon as it is available.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with our contracts, federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; change in law, governmental policy and/or regulations; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems; risks related to artificial intelligence; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three months and year ended June 30, 2025 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Annual Report on Form 10-K for the year ended June 30, 2025, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s Investor Relations website at investors.stridelearning.com.

STRIDE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands except share and per share data)
Revenues	$653,647	534,183	2,405,317	2,040,069
Instructional costs and services	414,728	345,971	1,461,398	1,276,466
Gross margin	238,919	188,212	943,919	763,603
Selling, general, and administrative expenses	122,577	114,534	524,347	514,003
Impairment of long-lived assets	59,478	—	59,478	—
Income from operations	56,864	73,678	360,094	249,600
Interest expense, net	(2,693)	(2,318)	(10,504)	(8,812)
Other income, net	10,160	7,519	33,629	26,900
Income before income taxes and income (loss) from equity method investments	64,331	78,879	383,219	267,688
Income tax expense	(12,919)	(16,099)	(93,007)	(64,482)
Income (loss) from equity method investments	(92)	2	(2,271)	977
Net income attributable to common stockholders	$51,320	62,782	287,941	204,183
Net income attributable to common stockholders per share:
Basic	$1.19	1.47	6.69	4.79
Diluted	$1.03	1.42	5.95	4.69
Weighted average shares used in computing per share amounts:
Basic	43,186,913	42,760,745	43,041,274	42,626,588
Diluted	49,767,056	44,248,689	48,413,717	43,535,441

STRIDE, INC. CONSOLIDATED BALANCE SHEETS

	June 30,
	2025	2024
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$782,497	500,614
Accounts receivable, net of allowance of $31,124 and $31,298	559,646	472,754
Inventories, net	37,570	36,748
Prepaid expenses	35,579	29,164
Marketable securities	202,769	191,672
Other current assets	14,673	14,494
Total current assets	1,632,734	1,245,446
Operating lease right-of-use assets, net	15,960	54,503
Property and equipment, net	78,582	50,856
Capitalized software, net	75,314	81,952
Capitalized curriculum development costs, net	58,584	53,232
Intangible assets, net	18,227	60,282
Goodwill	246,676	246,676
Deferred tax asset	26,377	7,200
Deposits and other assets	141,505	120,318
Total assets	$2,293,959	1,920,465
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$43,962	40,970
Accrued liabilities	103,276	60,796
Accrued compensation and benefits	74,939	64,878
Deferred revenue	26,995	35,742
Current portion of finance lease liability	42,316	29,146
Current portion of operating lease liability	11,391	12,748
Total current liabilities	302,879	244,280
Long-term finance lease liability	44,567	26,452
Long-term operating lease liability	35,164	45,192
Long-term debt	416,322	414,675
Other long-term liabilities	15,408	13,841
Total liabilities	814,340	744,440
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,852,419 and 48,576,164 shares issued; and 43,517,676 and 43,241,421 shares outstanding, respectively	4	4
Additional paid-in capital	735,711	720,033
Accumulated other comprehensive loss	(67)	(42)
Retained earnings	846,453	558,512
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	1,479,619	1,176,025
Total liabilities and stockholders' equity	$2,293,959	1,920,465

STRIDE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	June 30,
	2025	2024
	(In thousands)
Cash flows from operating activities
Net income	$287,941	204,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	114,669	109,683
Stock-based compensation expense	36,794	31,462
Deferred income taxes	(17,783)	2,890
Provision for credit losses	15,267	22,844
Amortization of fees on debt	1,647	1,640
Noncash operating lease expense	12,265	14,246
Impairment of long-lived assets	59,478	—
Other	(596)	849
Changes in assets and liabilities:
Accounts receivable	(102,188)	(32,056)
Inventories, prepaid expenses, deposits and other current and long-term assets	(6,239)	(8,877)
Accounts payable	310	(6,844)
Accrued liabilities	40,915	(16,556)
Accrued compensation and benefits	9,913	7,394
Operating lease liability	(12,396)	(14,990)
Deferred revenue and other liabilities	(7,181)	(37,071)
Net cash provided by operating activities	432,816	278,797
Cash flows from investing activities
Purchase of property and equipment	(1,781)	(2,270)
Capitalized software development costs	(36,428)	(40,653)
Capitalized curriculum development costs	(21,801)	(18,666)
Other acquisitions, loans and investments, net of distributions	(20,682)	(5,196)
Proceeds from the maturity of marketable securities	252,930	204,487
Purchases of marketable securities	(260,233)	(277,573)
Net cash used in investing activities	(87,995)	(139,871)
Cash flows from financing activities
Repayments on finance lease obligations	(41,469)	(40,919)
Repurchase of restricted stock for income tax withholding	(21,469)	(8,200)
Net cash used in financing activities	(62,938)	(49,119)
Net change in cash, cash equivalents and restricted cash	281,883	89,807
Cash, cash equivalents and restricted cash, beginning of period	500,614	410,807
Cash, cash equivalents and restricted cash, end of period	$782,497	500,614

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.
  Adjusted earnings per share (adjusted EPS) is defined as net income (loss) attributable to common stockholders as adjusted for the amortization of intangible assets, stock-based compensation, and other one-time charges or gains net of tax impact divided by the diluted weighted average number of common shares outstanding less the shares expected to be received for the capped call transaction related to Stride’s convertible senior notes.

Adjusted operating income (loss), adjusted EBITDA, and adjusted EPS exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss), adjusted EBITDA and adjusted EPS remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss), adjusted EBITDA and adjusted earnings per share remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Additionally, adjusted EPS includes the impact from shares expected to be received by the Company to offset potential dilution from the convertible senior notes. EBITDA and adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
  in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and diluted net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Fourth Quarter and Full Fiscal Year 2025

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)
Income from operations	$56,864	$73,678	$360,094	$249,600
Amortization of intangible assets	2,344	4,028	9,867	12,878
Stock-based compensation expense	11,872	10,190	36,794	31,462
Impairment of long-lived assets	59,478	-	59,478	-
Adjusted operating income	$130,558	$87,896	$466,233	$293,940

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Net income	$51,320	$62,782	$287,941	$204,183
Interest expense, net	2,693	2,318	10,504	8,812
Other income, net	(10,160)	(7,519)	(33,629)	(26,900)
Income tax expense	12,919	16,099	93,007	64,482
(Income) loss from equity method investments	92	(2)	2,271	(977)
Depreciation and amortization	30,199	28,219	114,669	109,683
EBITDA	87,063	101,897	474,763	359,283
Stock-based compensation expense	11,872	10,190	36,794	31,462
Impairment of long-lived assets	59,478	-	59,478	-
Adjusted EBITDA	$158,413	$112,087	$571,035	$390,745

Reconciliation of Net Income Attributable to Common Shareholders and Diluted Net Income Per Share to Adjusted Earnings Per Share

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)
Net income attributable to common stockholders	$51,320	$62,782	$287,941	$204,183
Amortization of intangible assets	2,344	4,028	9,867	12,878
Stock-based compensation expense	11,872	10,190	36,794	31,462
Impairment of long-lived assets	59,478	-	59,478	-
Income tax effect on adjustment above	(15,309)	(2,841)	(21,442)	(9,683)
Adjusted net income attributable to common stockholders	$109,705	$74,159	$372,638	$238,840

Share computation:
Weighted average common shares — diluted	49,767,056	44,248,689	48,413,717	43,535,441
Effect of capped call transactions	(1,827,961)	-	(2,396,207)	-
Adjusted weighted average common shares — diluted	47,939,095	44,248,689	46,017,510	43,535,441
Adjusted diluted net income per share	$2.29	$1.68	$8.10	$5.49

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(per share)
Diluted net income per share	$1.03	$1.42	$5.95	$4.69
Amortization of intangible assets	0.05	0.09	0.20	0.30
Stock-based compensation expense	0.24	0.23	0.76	0.72
Impairment of long-lived assets	1.20	-	1.23	-
Income tax effect on adjustment above	(0.31)	(0.06)	(0.44)	(0.22)
Effect of capped call transactions	0.08	-	0.40	-
Adjusted earnings per share	$2.29	$1.68	$8.10	$5.49

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
ir@k12.com

Media Contact
press@k12.com